Exhibit 99.1

Media Contact:
pr@overstock.com

Investor Contact:
ir@overstock.com

Overstock Appoints Jonathan Johnson as CEO and Robert Hughes as Acting CFO
CFO resigns; Company revises guidance for Retail business

SALT LAKE CITY - Sept. 23, 2019 - Overstock.com, Inc. (NASDAQ:OSTK) provides the following updates on the company and to its financial guidance:

Board Appoints Jonathan Johnson as CEO

The Board of Directors has appointed Jonathan Johnson Chief Executive Officer. Johnson had been serving as interim CEO since August 22, 2019.

“Jonathan is a strong leader with a steady hand,” said Allison Abraham, Chairwoman of Overstock’s Board of Directors. “He is the best choice to lead Overstock. He has the right experience in both our retail and blockchain businesses, and the Board has confidence in his ability to deliver value to our shareholders.”

“Overstock has two unique businesses,” said Johnson. “I have run both, and I know how to unlock the value in each. I’m confident we can rapidly return our retail business to profitable growth. Our transformative blockchain businesses continue to lead their respective industries by getting real products into production.”

Robert Hughes Appointed Acting CFO

Overstock’s Chief Financial Officer Greg Iverson has resigned, effective September 17, 2019. The company has appointed its previous principal financial officer, Robert Hughes, as Acting Chief Financial Officer and begun a search for a permanent CFO.

“Rob was the company’s SVP of finance and risk management for five years and VP and Controller for four years. He is intimately familiar with Overstock’s businesses and financial systems,” said Overstock CEO Jonathan Johnson. “Under his guidance, Overstock had steady and positive financial results and reporting. I’ve worked closely with Rob for many years and he is a great person to oversee our finance department while we look for a permanent CFO. I appreciate his willingness to step in during the transition. Rob will ensure the company does not miss a beat.”

“I know the finance team well and am confident that they will assist me in making this a positive and smooth transition while the company searches for a new CFO,” said Hughes.

Hughes will continue to serve in his current role as president of Medici Land Governance. Medici Land Governance, a subsidiary of Medici Ventures, was founded in 2018 to put the power of property ownership and the associated equity in the hands of individuals by applying blockchain and other technologies to provide low-cost, easy-to-use land administration systems.

Updated Retail Guidance

On its last earnings call, the company gave financial guidance of expected $17.5M in adjusted EBITDA from the retail business in 2019. That guidance envisioned significant positive EBITDA for Q3, but the actual Q3 results to date are at approximately break-even. These results are below the company’s expectations. The company still anticipates modest positive adjusted EBITDA in Q4 and will give updated guidance during its Q3 earnings call.

There are five components driving the company’s revised retail guidance:

1.	Increased costs from tariffs on goods manufactured in China have negatively impacted revenues.

2.	The company’s D&O insurance premiums will significantly increase.

3.	Waning consumer confidence has negatively impacted conversion on high dollar purchases industry wide.

4.	In-home delivery vendor Watkins’ recent bankruptcy and the delayed integration of a new freight carrier have combined to significantly increase Q3 freight costs.

5.	Increased search traffic has taken longer than expected to translate into purchasing customers.

“In spite of these recent headwinds, we’re confident in our retail strategy,” said Dave Nielsen, president of Overstock Retail. “We see positive leading indicators, including increased organic traffic, and we believe we will deliver profitable and sustainable growth for our retail business through our ongoing MarTech and Supply Chain initiatives.”

Former CEO Divests His Overstock Common Stock

Patrick Byrne filed a Form 4 on September 18, 2019 announcing the sale and donation of all his shares of Overstock common stock. Since his departure on Aug. 22, Byrne has not held any management or board responsibility. Byrne continues to be a public figure, and the views he expresses and actions he takes are his own.

About Jonathan Johnson

Jonathan Johnson joined Overstock in 2002 as the company’s general counsel and has held various business and legal-related positions within the company, including five years as president, and later, as the acting CEO and executive vice chairman of the boards. He is also a member of Overstock.com's board of directors and served as the chairman of Overstock's board of directors from 2014 to 2017. He continues to serve as president of Medici Ventures.

Prior to joining Overstock, Johnson was with TenFold Corporation in various positions, including CFO and General Counsel. Before that, he practiced corporate law in Los Angeles with two international law firms. He also served as a judicial clerk at the Utah Supreme Court.

Johnson received a Bachelor's Degree in Japanese from Brigham Young University, studied at Osaka University of Foreign Studies in Japan as a Ministry of Education Scholar, and received his Juris Doctor Degree from the J. Reuben Clark Law School at Brigham Young University.

About Robert Hughes

Robert Hughes is the President of Medici Land Governance (MLG), which is applying blockchain and other technologies to improve property registry systems in the developing world.

Before moving to MLG, Hughes was the SVP of Finance and Risk Management of Overstock.com for 5 years and VP and Controller for 4 years, beginning in late 2008.

In addition to his roles at Overstock, Hughes served as CFO and Chief of Staff of TenFold Corporation and has also held a number of senior accounting and internal audit positions with Oracle Corporation.

Hughes received a Bachelor's Degree in Business Administration with an emphasis in accounting and finance from the University of California Berkeley, Haas School of Business, and is a Certified Public Accountant (CA - inactive status).

About Overstock.com

Overstock.com, Inc Common Shares (NASDAQ:OSTK) / Digital Voting Series A-1 Preferred Stock (Medici Ventures’ tZERO platform:OSTKO) / Series B Preferred (OTCQX:OSTBP) is an online retailer and technology company based in Salt Lake City, Utah. Its leading e-commerce website sells a broad range of new products at low prices, including furniture, décor, rugs, bedding, home improvement, and more. The online shopping site, which is visited by nearly 40 million customers a month, also features a marketplace providing customers access to millions of products from third-party sellers. Overstock was the first major retailer to accept cryptocurrency in 2014, and in the same year founded Medici Ventures, its wholly-owned subsidiary developing and accelerating blockchain technologies to democratize capital, eliminate middlemen, and re-humanize commerce. Overstock regularly posts information about the company and other related matters on the Newsroom and Investor Relations pages on its website, Overstock.com.

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O, Overstock.com, O.com, Club O, Main Street Revolution, and Worldstock are registered trademarks of Overstock.com, Inc. Other service marks, trademarks and trade names which may be referred to herein are the property of their respective owners.

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements include all statements other than statements of historical fact, including but not limited to our expectations provided in our updated retail guidance. Additional information regarding factors that could materially affect results and the accuracy of the forward-looking statements contained herein may be found in the Company's Form 10-Q for the quarter ended June 30, 2019, which was filed with the SEC on August 8, 2019, and any subsequent filings with the SEC.

SOURCE: Overstock.com, Inc.